UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Global Water Resources, Inc.
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On March 8, 2018, Global Water Resources, Inc. issued the following press release.

Global Water Resources Nominates Debra G. Coy and Brett Huckelbridge to
Board of Directors

PHOENIX, AZ - March 8, 2018 - Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, nominated Debra G. Coy and Brett Huckelbridge to its board of directors. They will stand for election at the company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2018, together with the company’s other director nominees. Global Water also announced today that L. Rita Theil will not be standing for re-election at the Annual Meeting.

“We are truly excited to welcome Debra and Brett’s tremendous experience in policy, investments, capital markets, transactions, and strategic planning,” said Ron Fleming, president and CEO of Global Water. “These new appointments help further position the company to aggressively pursue its acquisition strategy and other corporate initiatives.”

“We thank Rita for her valuable contributions to Global Water, and wish her well in her future endeavors,” added Fleming.

Debra G. Coy Bio
Debra Coy is a partner with XPV Water Partners, the largest water-focused growth equity fund in North America where she is responsible for managing the firm’s external strategic relationships. She began as an advisor to XPV in 2010, and joined as a partner in 2015. Previously, she was a principal of Svanda & Coy Consulting, providing strategic capital markets advisory services for water sector investors, corporations, and municipal utilities. She has also served as a non-executive director for Headworks International, a wastewater treatment technology firm.

Earlier, Coy worked on Wall Street as an equity research analyst for more than 20 years, developing an expertise in covering the global water sector. She led coverage of the water sector as a managing director of the capital markets group at Janney Montgomery Scott. She also held senior equity research positions at the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities, and National Westminster Bank.

Her exemplary work was recognized by Financial Times/Starmine, twice receiving the publication’s Best Brokerage Analyst award, as well as by Forbes as Best Brokerage Analyst for her coverage of water utilities. Coy is a frequent speaker at industry events, and has appeared on CNBC and other investment broadcasts, and is a regular columnist on water finance and policy matters for Global Water Intelligence. She has testified on Capitol Hill on water infrastructure financing, and previously served as co-chair of the Water Environment Federation’s Global Water Strategies Council. Coy has also participated in national dialogues on water policy hosted by leading think tanks, including the Aspen Institute. She received an M.A. degree in Journalism from the University of Maryland.

Brett Huckelbridge Bio
Huckelbridge is founder and managing member at Steel Canyon Capital, based in Phoenix, Arizona. He previously served as vice president at ESL Investments, a manager of private investment partnerships with long-term investments in select public equity securities. He also served as vice president of business development for Sears Holdings, a portfolio company of ESL Investments.

Earlier, he served as managing member at Sonoran Capital, where he worked with the co-founders of Outdoor Systems (now CBS Outdoor) on private and public equity investment opportunities following the sale of Outdoor Systems to Infinity Broadcasting for $8.7 billion.

Prior to Sonoran, he served as director of acquisitions and strategic planning at Outdoor Systems, where he was responsible for mergers and acquisitions, corporate finance, budgeting, investor relations and special projects. He began his career at Alex Brown as an investment banking analyst, before being hired by Outdoor Systems, one of the firm’s largest clients. He earned his BSE in Engineering and Management Systems from Princeton University.

About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates nine utility companies which provide water, wastewater and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles nearly 1 billion gallons of water annually. To learn more, visit www.gwresources.com.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning, future net income growth, our strategy, acquisition plans, our dividend policy, trends relating to population growth, active connections, regulated revenue, housing permit projections, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016 which was filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It
The Company intends to file a proxy statement with the SEC with respect to the Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.gwresources.com.

Certain Information Regarding Participants
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 6, 2017 with respect to the Company’s 2017 Annual Meeting of Stockholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s Current Reports on Form 8-K filed with the SEC subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting.

Company Contact:
Michael J. Liebman CFO and SVP
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations Contact:
Ron Both, CMA Tel (949) 432-7566
GWRS@cma.team